Exhibit 23.1

CONSENT OF ATTORNEY

We consent to being named in the Registration Statement on Form SB-2 of Wescorp Energy, Inc. and in the prospectus that constitutes a part of the Registration Statement on Form SB-2 as acting as counsel in connection with the offering identified therein.

Denver, Colorado November 13, 2007	/s/ PATTON BOGGS LLP PATTON BOGGS LLP